EXHIBIT 23(b), Page 1 of 1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Norfolk Southern Corporation:

We consent to the incorporation by reference in Registration Statements Nos. 33-52031, 333-109069, 333-60722, 333-71321 and 333-100936 on Form S-8 and Registration Statements Nos. 333-57872 and 333-57872-01 on Form S-3 of Norfolk Southern Corporation of our report dated January 27, 2004, with respect to the consolidated balance sheets of Conrail Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 10-K of Norfolk Southern Corporation.   Our report refers to the adoption by the Company of Financial Accounting Standards Board Statement No. 143, Accounting for Asset Retirement Obligations, effective January 1, 2003.

/s/ KPMG LLP	/s/ Ernst & Young LLP
KPMG LLP	Ernst & Young LLP
Norfolk, Virginia	Jacksonville, Florida
February 11, 2004	February 11, 2004